SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SEQUENOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of Sequenom, Inc. to be held on June 15, 2016

You are receiving this communication because you own shares in Sequenom, Inc. This is not a ballot. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/sqnm. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials may be distributed by making them available on the Internet. We have chosen to use these procedures for our 2016 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before June 3, 2016.

For a Convenient Way to VIEW Proxy Materials
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VOTE Online go to: www.proxydocs.com/sqnm

Proxy Materials Available to View or Receive:

1. Proxy Statement    2. Annual Report

Printed materials may be requested by one of the following methods:

You must use the 12 digit control number located in the shaded gray box below.

*  If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	SHARES

Company Notice of Annual Meeting
Date:	June 15, 2016
Time:	9:00 A.M. (Local Time)
Place:	3595 John Hopkins Court, San Diego, CA 92121

The purpose of the Annual Meeting is to take action on the following proposals:

The Board of Directors recommends that you vote “FOR” the following.

1.	Election of Directors

Nominees	01 Kenneth F. Buechler	03 Richard A. Lerner	05 Catherine J. Mackey	07 Charles P. Slacik
	02 Myla Lai-Goldman	04 Ronald M. Lindsay	06 David Pendarvis	08 Dirk van den Boom

The Board of Directors recommends that you vote “FOR” the following:

2.	To approve our Amended and Restated 2006 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s common stock available for issuance under such plan by an additional 5,386,000 shares;
3.	To approve an amendment to the Company’s Restated Bylaws, as amended, to provide that our Board of Directors, or any individual director, may be removed at any time, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors;
4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
5.	To ratify our Audit Committee’s selection of KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

NOTE: To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.